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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                                   BY-LAWS OF
                           BANKATLANTIC BANCORP, INC.

                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the place designated by the board of directors and may be held within or without the State of Florida.

         SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business of the Corporation as may properly come before the meeting shall be held annually at such date and time as the board of directors may determine.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes shall be held when called by the chairman of the board, the president, or a majority of the board of directors and when called by the chairman of the board, the president or the secretary upon the written request of the holders of outstanding shares representing not less than fifty percent of the votes entitled to be cast at the meeting. Such written request shall state the purpose of the meeting and shall be delivered at the principal office of the Corporation addressed to the chairman of the board, the president or the secretary. No business other than that stated in the notice of a special meeting shall be transacted thereat.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules established from time to time by the board of directors. The board of directors shall designate a chairman to preside at such meetings.

         SECTION 5. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the shareholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in
Section 6 of this Article I, with postage thereon prepaid. When any shareholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any

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notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make at least ten days before each meeting of the shareholders a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of twenty days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         SECTION 8. QUORUM. The outstanding shares of the Corporation representing a majority of the votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If outstanding shares representing less than a majority of the votes entitled to be cast are represented at a meeting, holders of shares representing a majority of the votes entitled to be cast so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

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         SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When
ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver is appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action is of a type for which dissenters' rights are provided for by statute, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such statute regarding the rights of dissenting shareholders.

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         SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of not less than ten percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         The duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 14. NOMINATION OF DIRECTORS.

                  (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation of the Corporation or as may otherwise be required by applicable law or regulation. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this
Section 14. In addition to any other applicable requirements, for a nomination to be made by a shareholder pursuant to clause (ii) of this Section 14(a), such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

                  (b) To be timely, a shareholder's notice to the secretary pursuant to clause (ii) of Section 14(a) must be delivered to or mailed and received at the principal office of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made,

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whichever first occurs, or (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

                  (c) To be in proper written form, a shareholder's notice to the secretary pursuant to clause (ii) of Section 14(a) must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and (ii) as to the shareholder giving the notice, (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, together with evidence reasonably satisfactory to the secretary of such beneficial ownership, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (d) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, then the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         SECTION 15. NEW BUSINESS.

                  (a) To be properly brought before the annual meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this
Section 15. In addition to any other applicable requirements, including but not limited to the requirements of Rule 14a-8

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promulgated by the Securities and Exchange Commission under the Exchange Act, for business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of this Section 15(a), such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

                  (b) To be timely, a shareholder's notice to the secretary pursuant to clause (iii) of Section 15(a) must be delivered to or mailed and received at the principal office of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

                  (c) To be in proper written form, a shareholder's notice to the secretary pursuant to clause (iii) of Section 15(a) must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, together with evidence reasonably satisfactory to the secretary of such beneficial ownership, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and
(vi) any material interest of the shareholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

                  (d) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 15; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 15 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, then the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

         SECTION 2. MEMBERS AND TERMS. The board of directors shall consist of no less than seven and no more than twelve members and shall be divided into three classes. The specific number of members may be set from time to time by resolution of the board of directors. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         SECTION 3. QUALIFICATION. Directors need not be shareholders of the Corporation nor residents of the State of Florida.

         SECTION 4. REGULAR AND SPECIAL MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors or by the chairman of the board or president.

         Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. Written notice of any special meeting shall be given to each director at least two days previously thereto delivered personally or by telegram or facsimile transmission or at least five days previously thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram or transmitted via facsimile.

         Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting, but any such notice shall specify the place of the meeting.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 10 of this article.

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         SECTION 5. QUORUM. A majority of the number of directors then serving shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting.

         SECTION 6. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by statute, the Articles of Incorporation or these Bylaws.

         SECTION 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. The written consent shall be filed with the minutes of proceedings of the board of directors.

         SECTION 8. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

         SECTION 9. VACANCIES. Any vacancy occurring in the board of directors may be filled only by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders.

         SECTION 10. COMPENSATION. Directors, as such, may receive such compensation for their services as may be determined by resolution of the board of directors. Directors may also be allowed reasonable expenses of attendance, if any, for each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

         SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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         SECTION 12. ADVISORY DIRECTORS. The board of directors, by resolution adopted by a majority of the full board, may appoint advisory directors to the board, who shall serve as directors emeritus, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors shall not have the authority to participate by vote in the transaction of business.

                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article III and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation. The executive committee may designate a member to serve as "Chairman" of the executive committee.

         SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors, except to the extent, if any, that such authority is limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to the amendment of the charter or bylaws of the Corporation, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         SECTION 3. TENURE. Subject to the provisions of Section 8 of this
Article III each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee.

         SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive

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committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         SECTION 8. REMOVAL AND RESIGNATIONS. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any members of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

         SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit committee, a loan committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof. The limitations on authority set forth in Section 2 of this Article III shall apply to any committee established hereunder.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. POSITIONS. The officers of the Corporation shall be a chairman of the board, a president, a secretary and a chief financial officer, each of whom shall be elected by the board of directors. The chairman of the board shall be the chief executive officer. The office of secretary may be held by any other officer. The board of directors may designate one or more vice presidents as senior executive vice president, executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

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         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually at the first meeting of the board of directors after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.
Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights.

         SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.

                                    ARTICLE V

                         CONTRACTS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. Except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the board of directors.

         SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

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                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chief executive officer or by any other officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number or shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfers of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner therefor for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to interest in such capital stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII

                                BOOKS AND RECORDS

                  SECTION 1. MAINTENANCE OF BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors. The Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent a record of its shareholders, giving the names and addresses of all shareholders and the number, class and series, if any, of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

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

                  SECTION 2. SHAREHOLDER INSPECTION RIGHTS. Shareholders shall have such inspection rights as are specifically granted under Florida law.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of December of each year or at such other time as may be fixed from time to time by resolution of the board of directors. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX

                                    DIVIDENDS

         Subject to the terms of the Corporation's Articles of Incorporation, the board of directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock.

                                    ARTICLE X

                                 CORPORATE SEAL

         The board of directors may adopt a corporate seal for the Corporation. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced on any document. Except as otherwise provided by law, the failure to affix the seal of the Corporation to a document shall not affect the validity thereof.

                                   ARTICLE XI

                                   AMENDMENTS

         The Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders or the board of directors. The shareholders may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the board of directors.

                                      -14-